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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fair Lanes, Inc.:

We consent to the use of our report dated September 10, 1993 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP

Baltimore, Maryland
August 9, 1996